   As filed with the Securities and Exchange Commission on September 4, 1998
                                                   Registration No. 333-
   =========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              --------------------

                              NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                           6711                       41-0449260
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)     Classification Code Number)      Identification No.)

                                 Norwest Center
                              Sixth and Marquette
                       Minneapolis, Minnesota 55479-1000
                                  612-667-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Stanley S. Stroup
                  Executive Vice President and General Counsel
                              Norwest Corporation
                                 Norwest Center
                              Sixth and Marquette
                       Minneapolis, Minnesota 55479-1026
                                  612-667-8858
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Robert J. Kaukol
                              Norwest Corporation
                              Sixth and Marquette
                       Minneapolis, Minnesota 55479-1026

                              --------------------

                     LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                        CALCULATION OF REGISTRATION FEE

            Title of Securities          Amount     Proposed Maximum  Proposed Maximum     Amount of
                   to Be                 to Be       Offering Price      Aggregate       Registration
                 Registered            Registered      Per Share       Offering Price         Fee
-----------------------------------------------------------------------------------------------------
Common Stock (par value $1-2/3         37,000,000        $29.75        $1,100,750,000   $324,721.25(2)
per share) (1)                           Shares
=====================================================================================================

(1) Each share of the registrant's common stock includes one preferred stock purchase right.
(2) Based on .000295 of the proposed maximum offering price.

   =========================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 1-2979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Prospectus: (i) annual report on Form 10-K for the year ended December 31, 1997; (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (iii) current reports on Form 8-K filed January 22, 1998, April 20, 1998, April 22, 1998, June 8, 1998, June 9, 1998,
June 12, 1998, June 18, 1998, July 22, 1998 and August 5, 1998; (iv) current report on Form 8-K filed October 13, 1997 containing a description of the Common Stock; and (v) registration statement on Form 8-A dated December 6, 1988, as amended pursuant to Form 8-A/A dated October 14, 1997, relating to preferred stock purchase rights attached to shares of Common Stock.

       All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The consolidated financial statements of Norwest Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

       The legality of the shares of Common Stock to which this Registration Statement relates has been passed upon by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest. Mr. Stroup beneficially owns shares of Norwest common stock and options to purchase additional shares of Norwest common stock. As of the date of this registration statement, the number of shares Mr. Stroup owns or has the right to acquire upon exercise of his options is, in the aggregate, less than 0.1% of the outstanding shares of Norwest common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the Registrant provides for broad indemnification of directors and officers. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 4, 1998.

                                       NORWEST CORPORATION

                                       By:     /s/ Richard M. Kovacevich
                                           ------------------------------------
                                                   Richard M. Kovacevich
                                           President and Chief Executive Officer

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON SEPTEMBER 4, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

  /s/ Richard M. Kovacevich          President and Chief Executive Officer
---------------------------          (Principal Executive Officer)
      Richard M. Kovacevich

  /s/ John T. Thornton               Executive Vice President and Chief
---------------------------          Financial Officer
      John T. Thornton               (Principal Financial Officer)

  /s/ Michael A. Graf                Senior Vice President and Controller
---------------------------          (Principal Accounting Officer)
      Michael A. Graf

LES BILLER                 )
J.A. BLANCHARD III         )
DAVID A. CHRISTENSEN       )
SUSAN E. ENGEL             )
WILLIAM A. HODDER          )
LLOYD P. JOHNSON           )         A majority of the
REATHA CLARK KING          )         Board of Directors*
RICHARD M. KOVACEVICH      )
RICHARD S. LEVITT          )
RICHARD D. McCORMICK       )
CYNTHIA H. MILLIGAN        )
BENJAMIN F. MONTOYA        )
IAN M. ROLLAND             )
MICHAEL W. WRIGHT          )

--------------------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                       /s/ Richard M. Kovacevich
                                       ---------------------------
                                           Richard M. Kovacevich
                                           Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit                                                                                 Form of
Number         Description                                                              Filing
-------        -----------                                                      ------------------------
4.1            Restated Certificate of Incorporation of Norwest Corporation,
               as amended (incorporated by reference to Exhibit 3(b) to
               Norwest's Current Report on Form 8-K dated June 28, 1993
               (filed July 6, 1993), Exhibit 3 to Norwest's Current Report on
               Form 8-K dated July 3, 1995 (filed July 3, 1995), Exhibit 3 to
               Norwest's Current Report on Form 8-K dated June 3, 1997 (filed
               June 10, 1997), and Exhibit 3 to Norwest's Current Report on
               Form 8-K dated June 12, 1998 (filed June 12, 1998)).

4.2            By-Laws (incorporated by reference to Exhibit 3 to Norwest's
               Current Report on Form 8-K dated October 10, 1997).

4.3            Rights Agreement, dated as of November 22, 1988, between
               Norwest Corporation and Citibank, N.A., (incorporated by reference to Exhibit 1 to Norwest's Form 8-A dated December 6,
               1988); and Certificate of Adjustment dated October 10, 1997 to
               Rights Agreement (incorporated by reference to Exhibit 5 to
               Form 8-A/A dated October 14, 1997).

5              Opinion of General Counsel of Norwest Corporation.               Electronic Transmission

23.1 Consent of General Counsel of Norwest Corporation (included as part of Exhibit 5 filed herewith).

23.2           Consent of KPMG Peat Marwick LLP.                                Electronic Transmission

24             Powers of Attorney.                                              Electronic Transmission

99.1           Long-Term Incentive Compensation Plan, as amended effective
               April 28, 1998 (incorporated by reference to Exhibit 10(b) to
               Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-2979)).

99.2           Form of Non-Qualified Stock Option Agreement with Right to       Electronic Transmission
               Acquire Accelerated Ownership Stock Option

99.3           Form of Accelerated Ownership Non-Qualified Stock Option         Electronic Transmission
               Agreement